Exhibit 99.2

☒ PLEASE MARK VOTES	REVOCABLE PROXY
AS IN THIS EXAMPLE	PATRIOT BANK CORP.

SPECIAL MEETING OF SHAREHOLDERS

April 21, 2004

The undersigned hereby appoints the official proxy committee of the Board of Directors of Patriot Bank Corp. (the “Company”), each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of Common Stock of the Company (the “Common Stock”) which the undersigned is entitled to vote only at the Special Meeting of Shareholders, to be held on April 21, 2004 at 9:00 a.m. Eastern Standard Time, at Lakeside Inn, 594 West Ridge Pike, Limerick, Pennsylvania and at any and all adjournments thereof, as follows:

1. Proposal to approve the Amended and Restated Agreement and Plan of Merger dated as of March 15, 2004 between Susquehanna Bancshares, Inc and Patriot Bank Corp. and the transactions contemplated by the Agreement

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL.

Please be sure to sign and date this Proxy below:

                                                                                                                   Date:

Shareholder sign above—Co-holder (if any) sign above

Detach above card, sign, date, and mail in postage paid envelope provided.

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF THE COMPANY

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” the the proposal listed. If any other business is presented at the Special Meeting, including whether or not to adjourn the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Special Meeting of Shareholders and of a Prospectus/Proxy Statement dated March 16, 2004.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.